UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

GENVEC, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-24469 (Commission File Number)	23-2705690 (IRS Employer Identification No.)

65 West Watkins Mill Road
Gaithersburg, MD
______________________
(Address of principal executive offices)

20878
____________________
(Zip Code)

(240) 632-0740
_____________________
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2005, GenVec, Inc. (the “Company”) issued a press release announcing the appointment of Thomas A. Davis, M.D., as its Chief Medical Officer. A copy of the press release is filed as Exhibit 99.1 hereto.

On July 22, 2005, the Company entered into an employment arrangement with Dr. Davis to serve as its Chief Medical Officer. Dr. Davis’ employment arrangement is at-will. The terms of Dr. Davis’ employment provide for an annual base salary of $300,000, with incentive compensation targeted at 25% of base salary. Dr. Davis also received a sign-on bonus of $150,000 (plus a “gross-up” payment for tax purposes) and options to purchase 300,000 shares of the Company’s common stock, and may be eligible for an incentive compensation payment of $50,000 for 2005. The terms of Dr. Davis’ employment are set forth in Exhibit 99.2 hereto, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated July 26, 2005

99.2 Terms of Employment Arrangement between the Company and Thomas A. Davis,  M.D., effective July 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

/s/Jeffrey W. Church
Jeffrey W. Church
Chief Financial Officer, Treasurer
                                                                        and Corporate Secretary

Date: July 27, 2005

EXHIBIT INDEX

Designation  Description

99.1 Press Release dated July 26, 2005

99.2 Terms of Employment Arrangement between the Company and Thomas A. Davis,  M.D., effective July 22, 2005